UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2019 (August 26, 2019)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2019, Edison Nation, Inc. (the “Company”) entered into a securities purchase agreement the (“SPA”) with Labrys Fund, LP (the “Investor”) pursuant to which the Investor purchased a 12% Convertible Promissory Note (the “Note”) from the Company. Unless there is a specific Event of Default (as such term is defined in the Note) or the Note remains unpaid by the Maturity Date, then the Investor shall not have the ability to convert the principal and interest under the Notes into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The per share conversion price into which the principal amount and interest under the Note may be converted is equal to the lesser of (i) 80% multiplied by the lowest Trade Price (as such term is defined in the Note) of the Common Stock during the 20 consecutive trading days ending on the latest complete trading day prior to the date of issuance of the Note, and (ii) 80% multiplied by the lowest Market Price (as such term is defined in the Note) of the Common Stock during the 20 trading day period ending on the latest complete trading day prior to the Conversion Date (as such term is defined in the Note).

Pursuant to the SPA, the Company agreed to issue and sell to the Investor the Note, in the principal amount of $560,000, with an original issue discount in the amount of $60,000. The Note is due and payable February 26, 2020 (the “Maturity Date”). Additionally, the Company issued 181,005 shares of Common Stock to the Investor as a commitment fee, of which 153,005 shares of Common Stock must be returned to the Company in the event the Note is fully paid and satisfied prior to the Maturity Date. The proceeds from the Note will be used for general working capital and to fund new product launches.

The Company is also subject to certain customary negative covenants under the SPA, including but not limited to, the requirement to maintain its corporate existence and assets subject to certain exceptions, and to not to make any offers or sales of any security under circumstances that would have the effect of establishing rights or otherwise benefitting other investors in a manner more favorable in any material respect than those rights and benefits established in favor of the Investor under the terms of the SPA and the Notes.

The Company agreed at all times to have authorized and reserved two (2) times the number of shares of Common Stock that are issuable upon full conversion of the Note. Initially, the Company instructed its transfer agent to reserve 700,000 shares of Common Stock in the name of the Investor for issuance upon conversion.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, which are filed as, respectively, Exhibits 10.1 and 10.2 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) and Rule 506(b) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated August 26, 2019
10.2	12% Convertible Promissory Note dated August 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 29, 2019

EDISON NATION, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer